Exhibit 10.5

Prepared by, and after recording, return to: Melanie N. Ferguson CoBank, ACB P.O. Box 5110 Denver, CO 80217 Attention: Collateral Department Phone: 800-542-8072	Legal Description: See Exhibit A

============================================

REAL ESTATE MORTGAGE

Made By

SUPERIOR ETHANOL, L.L.C.

as Mortgagor

in favor of

FARM CREDIT SERVICES OF AMERICA, FLCA

as Mortgagee

Dated as of March 15, 2007

THIS INSTRUMENT CONSTITUTES A MORTGAGE COVERING REAL PROPERTY AND FIXTURES AND IS TO BE CROSS INDEXED IN ALL INDICES IN WHICH ARE RECORDED LIENS, MORTGAGES, OR OTHER ENCUMBRANCES AGAINST REAL PROPERTY AND FIXTURES, INCLUDING THE MORTGAGE INDEX AND THE UCC INDEX.

PURSUANT TO IOWA CODE SECTION 554B.3 (1997) THIS INSTRUMENT CONSTITUTES A LIEN ON ALL AFTER ACQUIRED PROPERTY OF THE MORTGAGOR.

NOTICE:  THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF $100,000,000.00. LOANS AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED OR FILED MORTGAGES AND LIENS.

============================================

THIS REAL ESTATE MORTGAGE, dated as of March 15, 2007 is made by SUPERIOR ETHANOL, L.L.C. (hereinafter called the "Mortgagor"), a limited liability company existing under the laws of the State of Iowa, in favor of FARM CREDIT SERVICES OF AMERICA, FLCA (hereinafter called the "Mortgagee"), a federally chartered instrumentality of the United States.

ARTICLE .

DEFINITIONS

Section 1.01.

Definitions.  In addition to the terms defined elsewhere in this Mortgage, the following terms shall have the meanings specified in this Section 1.01, unless the context clearly requires otherwise.  The terms defined herein include the plural as well as the singular.  Accounting terms used in this Mortgage but not otherwise defined herein shall have the meanings they have under GAAP.

Credit Agreements shall mean all agreements, instruments and documents between the Mortgagor and the Mortgagee or executed by the Mortgagor in favor of the Mortgagee which evidence or relate to the Obligations, whether now existing or hereafter entered into, and all amendments, supplements and restatements thereof.

Environmental Law shall have the meaning specified in Section 3.13.

Event of Default shall have the meaning specified in Section 4.01.

GAAP shall mean generally accepted accounting principles as established by the American Institute of Certified Public Accountants.

Hazardous Materials shall have the meaning specified in Section 3.13.

Lien shall mean any statutory or common law consensual or non-consensual mortgage, pledge, grant, security title or interest, lien, encumbrance or charge of any kind against property, including, without limitation, any conditional sale or other title retention transaction, and any lease transaction in the nature of a security interest.

Maximum Debt Limit shall mean $100,000,000.00 at any one time outstanding.

Mortgage shall mean this Real Estate Mortgage, as it may be amended or supplemented from time to time.

Mortgaged Property shall have the meaning specified in Section 2.01.

Mortgagee shall mean FARM CREDIT SERVICES OF AMERICA, FLCA.

Obligations shall mean all indebtedness and other obligations of the Mortgagor to the Mortgagee of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, indebtedness under all loans, advances and other extensions of credit made to or for the account of the Mortgagor and all covenants, agreements and provisions contained in this Mortgage and in any of the  Credit Agreements.

Permitted Encumbrances shall mean:

(i)

as to the property specifically described in Exhibit “A” hereto, the restrictions, exceptions, reservations, conditions, limitations, interests and other matters which are set forth or referred to in such descriptions; and

(ii)

as to all Mortgaged Property, any Lien permitted under the Credit Agreements.

Potential Default shall mean the occurrence of any event which with the giving of notice and/or the passage of time and/or the occurrence of any other condition would ripen into an Event of Default.

ARTICLE .

GRANTING CLAUSES

Section 2.01.

Granting Clauses.  In order to secure the repayment of the Obligations, whether such Obligations are made pursuant to a commitment, made at the option of the Mortgagee, made after a reduction to zero or other balance, or made otherwise, up to the Maximum Debt Limit, and to declare the terms and conditions upon which the Obligations are to be secured, the Mortgagor, in consideration of the premises, does hereby grant, bargain, sell, alienate, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee, and its respective assigns the following (all of which are hereinafter collectively called the "Mortgaged Property"):

All right, title and interest of the Mortgagor in and to those fee and leasehold estates in real property described in Exhibit "A" hereto, subject in each case to those matters set forth in such Exhibit, together with all buildings, improvements, fixed assets, personalty and fixtures now or in the future annexed, affixed or attached to said real property or said buildings, improvements or structures located thereon; and

All right, title and interest of the Mortgagor in, to and under any and all grants, privileges, rights of way, easements and other similar interest now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Mortgagor for the purposes of, or in connection with the real property described in Exhibit “A” hereto or, the construction, acquisition, ownership, use or operation by or on behalf of the Mortgagor of all buildings and improvements located on the property encumbered hereby, wherever located.

TOGETHER WITH all tenements, hereditaments and appurtenances belonging or otherwise pertaining to the aforesaid property or any part thereof, with all reversions, remainders, rents, income, revenues, profits, cash, proceeds, products and benefits at any time derived, received or had from any or all of the above-described property of the Mortgagor and all deposits or other accounts into which the same may be deposited.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and its respective assigns forever, to secure the payment and performance of the Obligations, including, without limitation, the due performance of the covenants, agreements and provisions herein contained, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.

ARTICLE .

PARTICULAR REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE MORTGAGOR

The Mortgagor represents, warrants and, except as otherwise permitted by the Mortgagee, covenants with the Mortgagee as follows:

Section 3.01.

Authority to Execute and Deliver this Mortgage; All Action Taken; Enforceable Obligations.  The Mortgagor is authorized under its articles of incorporation and bylaws or other applicable organizational documents and all applicable laws and by corporate or organizational action to execute and deliver this Mortgage; and this Mortgage is, and any amendment, supplement or restatement of this Mortgage, when executed and delivered will be, the legal, valid and binding obligations of the Mortgagor which are enforceable in accordance with their respective terms.

Section 3.02.

Authority to Mortgage Property; No Liens; Exception for Permitted Encumbrances; Mortgagor to Defend Title and Remove Liens. The Mortgagor has good and marketable title to all fee and leasehold estates in real property and good, right and lawful authority to mortgage the Mortgaged Property for the purposes herein expressed.  The Mortgaged Property is free and clear of any Lien affecting the title thereto, except Permitted Encumbrances.  The Mortgagor will, so long as any of the Obligations shall remain unpaid, maintain and preserve the Lien of this Mortgage superior to all other Liens, other than Permitted Encumbrances, and will forever warrant and defend the title to the Mortgaged Property against any and all claims and demands.

Section 3.03.

No Encumbrances on Mortgaged Property.  The Mortgagor will not create, incur, suffer or permit to exist any Lien on any of the Mortgaged Property, except for Permitted Encumbrances.  Except for claims giving rise to Permitted Encumbrances, the Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such Lien might exist.

Section 3.04.  Sale or Transfer of Mortgaged Property.  The Mortgagor shall not sell, lease or transfer any of the Mortgaged Property to any person or entity except as permitted in the Credit Agreements.

Section 3.05.

Payment of Obligations. The Mortgagor will duly and punctually pay all amounts due under the Obligations, at the dates and places and in the manner provided in all Credit Agreements, and all other sums becoming due hereunder.

Section 3.06.

Preservation of Franchises and Compliance with Laws. The Mortgagor will take or cause to be taken all such action as may from time to time be necessary to obtain, preserve and renew all franchises, rights of way, easements, permits, and licenses now or hereafter granted or upon it conferred necessary to the operations of the Mortgagor, and will comply in all material respects with all laws, ordinances, regulations, and requirements applicable to it or the Mortgaged Property.

Section 3.07.

Maintenance of Mortgaged Property. The Mortgagor will at all times maintain and preserve the Mortgaged Property and each and every material part and parcel thereof in good repair, working order and condition, ordinary wear and tear excepted, and in material compliance with all applicable laws, ordinances, regulations, and requirements, and will from time to time make all needed and proper repairs, renewals, and replacements, and useful and proper alterations, additions, betterments and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operating condition and use all reasonable diligence to furnish the consumers served by it through the Mortgaged Property, or any part thereof, with adequate services furnished by the Mortgagor.

Section 3.08.

Insurance; Restoration of Damaged Mortgaged Property. The Mortgagor will maintain insurance as required by the Credit Agreements.  In the event of damage to or the destruction or loss of any portion of the Mortgaged Property, unless the Mortgagee shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss.  Provided no Potential Default or Event of Default then exists, the Mortgagee shall provide to the Mortgagor any insurance proceeds received by the Mortgagee upon such reasonable terms and conditions as the Mortgagee may require to ensure that such proceeds are used for the foregoing purpose and that such required replacement or restoration will be completed.  The Mortgagor shall replace the lost portion of the Mortgaged Property or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid, out of the proceeds of such insurance or otherwise,  all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all Liens, except for Permitted Encumbrances.  At the request of the Mortgagee, the Mortgagor shall exercise such rights and remedies which it may have under any insurance policy or fidelity bond and which may be designated by the Mortgagee, and the Mortgagor hereby irrevocably appoints the Mortgagee as its agent to exercise such rights and remedies under any insurance policy or bond as the Mortgagee may choose, and the Mortgagor shall pay all reasonable costs and expenses incurred by the Mortgagee in connection with such exercise.

Section 3.09.

Mortgagee Right to Expend Money to Protect Mortgaged Property. From time to time, the Mortgagee may, in its sole discretion, but shall not be obligated to, advance funds on behalf of the Mortgagor, in order to ensure compliance with any covenant or agreement of the Mortgagor made in or pursuant to this Mortgage or any of the Credit Agreements, to preserve or protect any right or interest of the Mortgagee in the Mortgaged Property or under or pursuant to this Mortgage or any of the Credit Agreements, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Mortgaged Property or other property or assets of the Mortgagor (other than Permitted Encumbrances); provided, however, that the making of any such advance by the Mortgagee shall not constitute a waiver by the Mortgagee of any Event of Default with respect to which such advance is made nor excuse the Mortgagor from any performance required hereunder.  The Mortgagor shall pay to the Mortgagee upon demand all such advances made by the Mortgagee with interest thereon at a rate equal at all times to 4% per annum above the Mortgagee's Agent Base Rate.

Section 3.10.

Further Assurances.  Upon the request of the Mortgagee, the Mortgagor shall promptly do all acts and things, including the execution, acknowledgment and delivery of such amendments thereto and other instruments and documents as the Mortgagee may request, to enable the Mortgagee to perfect and maintain the Lien of this Mortgage and/or the Mortgagee’s rights and remedies hereunder.  The Mortgagor shall notify the Mortgagee promptly upon the acquisition of any fee or leasehold estate in real property and, to the extent required under the Credit Agreement, shall execute and record such amendments or supplements to this Mortgage or other documents or instruments as are necessary or appropriate to subject such real property to the Lien of this Mortgage and shall deliver such executed and recorded amendments or supplements or other documents or instruments to the Mortgagee.  .  In the event the Mortgagor fails to take any action required under this Section 3.10, the Mortgagee may take any such action and make, execute and record any such instruments and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee as its attorney-in-fact to take such actions, which appointment is coupled with an interest and irrevocable.

Section 3.11.

Condemnation, Etc.  In the event that the Mortgaged Property or any part thereof shall be taken under the power of eminent domain or like power, then, unless the Mortgagee otherwise consents, all proceeds and avails thereof shall be applied by the Mortgagor to the prepayment of the Obligations (such prepayments to be applied in such order and manner as the Mortgagee may, in its sole discretion, elect).

Section 3.12.

Conflict with Mortgage Terms.  The provisions of this Mortgage and the Credit Agreements shall be cumulative and not mutually exclusive, notwithstanding any inconsistencies.

Section 3.13.

Environmental Representations, Warranties and Covenants.  The Mortgagor makes the following representations, warranties and covenants, all of which are subject to any exceptions that the Mortgagor may have previously disclosed in writing to the Mortgagee, and which, to the extent that they deal with representations of fact, are based on the Mortgagor’s present knowledge, arrived at after reasonable inquiry.

(A)

Use of the Mortgaged Property.

(1)

The Mortgagor shall:  (a) use, handle, transport or store Hazardous Materials as defined under any Environmental Law (both as hereinafter defined); and (b) store or treat non-hazardous wastes:  (i) in a good and prudent manner in the ordinary course of business; and (ii) in compliance with all applicable Environmental Laws.

(2)

The Mortgagor shall not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Mortgaged Property, or, except in strict compliance with applicable law, employ or use the Mortgaged Property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials, or any other substance which is prohibited, controlled or regulated under applicable law.  The Mortgagor shall not use the Mortgaged Property in a way that poses a threat or nuisance to public safety, health or the environment, or cause or allow to be caused a known or suspected release of Hazardous Materials, on, under, or from the Mortgaged Property.

(3)

The Mortgagor shall not do or permit any act or thing, business or operation that poses an unreasonable risk of harm, or impairs or may impair the value of the Mortgaged Property or any part thereof.

(B)

Condition of the Mortgaged Property.

(1)

The Mortgagor shall take all appropriate response actions, including any removal and remedial actions, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under, or about the Mortgaged Property, so as to remain in compliance with all Environmental Laws.

(2)

All underground tanks, wells, septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Mortgaged Property, if any, are, as of the date hereof, maintained in compliance with all applicable Environmental Laws.

(C)

Notice of Environmental Problems or Litigation.  Neither the Mortgagor nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that:  (1) the Mortgagor and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (2) there has been a release, or there is a threat of release, of Hazardous Materials from the Mortgaged Property; (3) the Mortgagor and/or its tenants may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or a threatened release of Hazardous Materials; or (4) the Mortgaged Property is subject to a lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Law arising from, or costs incurred by such governmental entity in response to, a release or a threatened release of a Hazardous Material.  The Mortgagor further represents and warrants that no conditions currently exist or are currently reasonably foreseeable that would subject the Mortgagor to any such investigation, litigation, administrative enforcement or to any damages, penalties, injunctive relief, or cleanup costs under any Environmental Law.  Upon receipt of any such notice, the Mortgagor and its tenants shall immediately provide a copy to the Mortgagee.

(D)

Right of Inspection.  The Mortgagor hereby grants, and will cause any tenants to grant, to the Mortgagee, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Mortgaged Property and facilities thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Mortgaged Property, as the Mortgagee, in its sole discretion, determines are necessary to protect its security interest; provided, however, that under no circumstances shall the Mortgagee be obligated to perform such inspections or tests.

(E)

Indemnity.  The Mortgagor agrees to indemnify and hold the Mortgagee, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorney’s fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of the Mortgagor to comply with the environmental representations, warranties, and covenants contained herein.

(F)

Continuation of Representations, Warranties, Covenants and Indemnities.  The Mortgagor’s representations, warranties, covenants, and indemnities contained herein shall survive the occurrence of any event whatsoever, including, without limitation, the satisfaction of the Obligations secured hereby, the reconveyance or foreclosure of this Mortgage, the acceptance by the Mortgagee of a deed in lieu of foreclosure, or any transfer or abandonment of the Mortgaged Property.

(G)

Corrective Action.  In the event the Mortgagor is in breach of any of its representations, warranties or agreements as set forth above, then, without limiting the Mortgagee’s other rights hereunder, the Mortgagor, at its sole expense, shall take all actions required, including, without limitation, environmental cleanup of the Mortgaged Property, to comply with the representations, warranties, and covenants contained herein and with all applicable legal requirements and, in any event, shall take all actions deemed necessary under all applicable Environmental Laws.

(H)

Hazardous Materials Defined.  The term “Hazardous Materials” shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

(I)

Environmental Law Defined.  The term “Environmental Law” shall mean any federal, state or local laws, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Mortgaged Property.

ARTICLE .

EVENTS OF DEFAULT AND

REMEDIES OF THE MORTGAGEE

Section 4.01.

Events of Default.  Each of the following shall be an "Event of Default":

(A)

default shall be made in the payment of any amount due under any Obligation;

(B)

default shall be made in the due observance or performance of any of the covenants, conditions or agreements on the part of the Mortgagor, and, if such default shall be under Sections 3.06, 3.07, or 3.08 hereof, such default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Mortgagor by the Mortgagee;

(C)

any representation or warranty made by the Mortgagor herein, or in any certificate, instrument or document delivered hereunder, shall prove to be false or misleading in any material respect on or as of the date made;

(D)

an “Event of Default” shall have occurred under any Credit Agreement or, in the event any Credit Agreement does not contain specified “Events of Default,” the Mortgagor shall breach or be in default of any Credit Agreement; and

(E)

an event of damage, destruction or loss or a taking under the power of eminent domain or like power (or transfer in lieu of such taking) shall have had, in the judgment of the Mortgagee, a material adverse effect on the ability of the Mortgagor to pay or perform the Obligations.

Section 4.02.

Acceleration of Maturity.   If an Event of Default shall have occurred and be continuing, the Mortgagee may declare the Obligations to be due and payable immediately by a notice in writing to the Mortgagor, and upon such declaration, all Obligations shall become due and payable immediately, anything contained herein or in the Credit Agreements to the contrary notwithstanding.

Section 4.03.

Remedies of the Mortgagee.  If one or more Events of Default shall occur and be continuing, the Mortgagee (personally or by attorney), in its discretion, may:

(A)

take immediate possession of the Mortgaged Property, collect and receive all credits, outstanding accounts and bills receivable of the Mortgagor and all rents, income, revenues, profits and proceeds pertaining to or arising from the Mortgaged Property, or any part thereof, whether then past due or accruing thereafter, and issue binding receipts therefor; and manage, control and operate the Mortgaged Property as fully as the Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

(B)

proceed to protect and enforce the rights of the Mortgagor and the rights of the Mortgagee by suits or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in any Credit Agreement or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Mortgaged Property, or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed necessary or advisable to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit, the Mortgagee shall have the right to have appointed a receiver of the Mortgaged Property and of all rents, income, revenues, profits and proceeds pertaining thereto or arising  therefrom, whether then past due or accruing after the appointment of such receiver, derived, received or had from the time of the commencement of such suit or action, and such receiver shall have all the usual powers and duties of receivers in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver, the Mortgagor hereby expressly consents that the court to which such application shall be made may make said appointment ex parte; and

(C)

sell or cause to be sold all of the Mortgaged Property or any part thereof, and all right, title, interest, claim and demand of the Mortgagor therein or thereto, at public auction at such place in any county in which the property to be sold, or any part thereof, is located, at such time, upon such notice, and upon such terms as may be specified in a notice of sale, which shall state the time when and the place where the sale is to be held, shall contain a brief description of the property to be sold, and shall be given by mailing a copy thereof to the Mortgagor at least fifteen (15) days prior to the date fixed for such sale and by publishing the same once in each week for two successive calendar weeks prior to the date of such sale in a newspaper of general circulation published in said county or, if no such newspaper is published in such county, in a newspaper of general circulation in such county, the first such publication to be not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for such sale.  Any sale to be made under this Section 4.03(C) may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and without further notice or publication the sale may be had at the time and place to which the same shall be adjourned.  Notwithstanding the foregoing, in the event another or different notice of sale or another or different manner of conducting the same shall be required by law, the notice of sale shall be given or the sale be conducted, as the case may be, in accordance with the applicable provisions of law.  The costs and expenses incurred by the Mortgagee (including, but not limited to, receiver's fees, counsel fees, cost of advertisement and agents' compensation) in the exercise of any of the remedies provided in this Mortgage shall be secured by this Mortgage.

(D)

it is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of the foreclosure of this Mortgage and sale of the property by sheriff’s sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statutes of the State of Iowa shall be reduced to six (6) months provided the Mortgagee, in such action files an election to waive any deficiency judgment against Mortgagors which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code.  If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Mortgagee, and the time periods in Sections 628.5, 628.15, and 628.16 of the Iowa Code shall be reduced to four (4) months.

It is further agreed that the period of redemption after a foreclosure of this Mortgage shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) Mortgagee in such action files an election to waive any deficiency judgment against Mortgagor or its successor in interest in such action.  If the redemption period is so reduced, Mortgagor or its successor in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15, and 628.16 of the Iowa Code shall be reduced to forty (40) days.  Entry of appearance by pleading or docket entry by or on behalf of Mortgagor shall be a presumption that the property is not abandoned.  Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code.  This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.

Section 4.04.

Application of Proceeds from Remedial Actions.  Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied to the Obligations in such order and manner as the Mortgagee shall elect in its sole discretion, and the balance, if any, shall be paid to whomsoever shall be entitled thereto.

Section 4.05.

Remedies Cumulative; No Election.  Every right or remedy herein conferred upon or reserved to the Mortgagee shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Credit Agreement or now or hereafter existing at law, or in equity, or by statute.  The pursuit of any right or remedy shall not be construed as an election.

Section 4.06

Waiver of Appraisement Rights. The Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws unless such waiver shall be forbidden bylaw.

ARTICLE .

POSSESSION UNTIL DEFAULT; SATISFACTION

Section 5.01.

Possession Until Default.  Until one or more Events of Default shall have occurred, the Mortgagor shall be permitted to retain actual possession of the Mortgaged Property, and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, including, without limitation, to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products, profits and proceeds thereof or therefrom, subject to the provisions of this Mortgage.

Section 5.02.

Satisfaction. If the Mortgagor shall well and truly pay or cause to be paid the Obligations at the times and in the manner provided in the Credit Agreements, and shall also pay or cause to be paid all other sums payable by the Mortgagor hereunder, and shall keep and perform all covenants herein and in all Credit Agreements required to be kept and performed by it, and there are no further obligations to make advances to the Mortgagor under any of the Credit Agreements, then and in that case, all property, rights and interest hereby conveyed or assigned or pledged shall, upon the written request of the Mortgagor, revert to the Mortgagor and the estate, right, title and interest of the Mortgagee shall thereupon cease, determine and become void, and the Mortgagee, in such case, at the Mortgagor’s cost and expense, shall enter satisfaction of this Mortgage upon the record.

ARTICLE .

MISCELLANEOUS

Section 6.01.

Property Deemed Real Property.  It is hereby declared to be the intention of the Mortgagor that all the Mortgaged Property, including, without limitation, all rights of way and easements granted or given to the Mortgagor or obtained by it to use real property in connection with the construction, acquisition, ownership, use or operation of the buildings or improvements located on the real property encumbered hereby, and all other property physically attached to any of the foregoing, including fixtures now or in the future attached to any of the foregoing, shall be deemed to be real property.

Section 6.02.

Mortgage to Bind and Benefit Successors and Assigns. All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagee shall pass to and inure to the benefit of the successors and assigns of the Mortgagee.  The Mortgagor hereby agrees to execute such consents, acknowledgments and other instruments as may be requested by the Mortgagee in connection with the assignment, transfer, mortgage, hypothecation or pledge of the rights or interests of the Mortgagee hereunder or under the Credit Agreements or in and to any of the Mortgaged Property.

Section 6.03.

Headings. The descriptive headings of the various articles and sections of this Mortgage were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 6.04.

Notices.  All demands, notices, reports, approvals, designations or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given if sent by registered or certified mail, postage prepaid, or delivered by hand, or sent by facsimile transmission, receipt confirmed, addressed to the proper party or parties at the following address:

As to the Mortgagor:	SUPERIOR ETHANOL, L.L.C.
4124 Airport Road
Shenandoah, IA 51601
Attention: Brian Larson
Telephone No: 712-246-2932
Fax No: 712-246-2610

As to the Mortgagee’s Agent:	CoBank, ACB
5500 S. Quebec Street
Greenwood Village, CO 80111
Attention: Agribusiness Banking Group
Fax No: 303-740-4002

Either such party may from time to time designate to each other a new address to which demands, notices, reports, approvals, designations or directions may be addressed, and from and after any such designation, the address designated shall be deemed to be the address of such party in lieu of the address given above.

Section 6.05.

Severability. The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions of this Mortgage shall not affect the remaining portions hereof.

Section 6.06.

Governing Law. The effect and meaning of this Mortgage, and the rights of all parties hereunder, shall be governed by, and construed according to, the laws of the State of Iowa, except to the extent governed by federal law.

Section 6.07.

Indemnification by the Mortgagor of the Mortgagee. The Mortgagor agrees to indemnify and save harmless the Mortgagee against any liability or damages which the Mortgagee may incur or sustain in the exercise and performance of its rightful powers and duties hereunder, including any liability or damages arising from the Mortgagor's failure to comply with any Environmental Law or the like applicable to the Mortgaged Property.  For such indemnity, the Mortgagee shall be secured under this Mortgage in the same manner as the Obligations and all amounts payable under this Section shall be paid to the Mortgagee with interest at the rate specified in Section 3.09.  The Mortgagor’s obligations under this Section shall survive the exercise by the Mortgagee of its rights and remedies hereunder, any foreclosure on all or any part of the Mortgaged Property and the cancellation or satisfaction of this Mortgage.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

By execution of this Mortgage, Mortgagor acknowledges it has received a copy of this Mortgage.

[Signatures follow on next page.]

IN WITNESS WHEREOF, SUPERIOR ETHANOL, L.L.C., as Mortgagor, has caused this Mortgage to be signed in its name by its officer thereunto duly authorized, all as of the day and year first above written.

SUPERIOR ETHANOL, L.L.C., Mortgagor

By: /s/ Brian L. Larson
Name: Brian L. Larson
Title: Manager

STATE OF IOWA

)

)

COUNTY OF PAGE

)

This instrument was acknowledged before me on this 16th day of March , 2007, by Brian L. Larson (name of person) as Manager (type of authority, e.g., officer, trustee, etc.) of  SUPERIOR ETHANOL, L.L.C. (name of party on behalf of whom instrument was executed).

(SEAL)

/s/ Lita Meyer

Notary Public

Printed Name: Lita Meyer

Notary

Title (and Rank)

My commission expires: 1/11/2010

EXHIBIT A -- REAL PROPERTY

1.

Legal descriptions of real property in which the Mortgagor has a fee estate:

     Dickenson County, Iowa

That part of the South Half of the Southeast Quarter of Section 34, Township 100 North, Range 35, West of the 5th P.M., Dickinson County, Iowa, lying South of the C.R.I. & P. Railway right-of way.

FARM CREDIT SERVICES OF AMERICA, FLCA

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is executed and delivered by SUPERIOR ETHANOL, L.L.C., (the "Debtor"), an Iowa limited liability company, having its place of business (or chief executive office if more than one place of business) located at 4124 Airport Road, Shenandoah, Iowa 51601, to FARM CREDIT SERVICES OF AMERICA, FLCA (the "Secured Party"), a federally chartered instrumentality of the United States, whose mailing address is P.O. Box 2409, Omaha, Nebraska 68103-2409.

SECTION 1.

GRANT OF SECURITY INTEREST.  For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby grants to the Secured Party a security interest in all of the personal property of the Debtor, wherever located and whether now existing or hereafter acquired, together with all accessions and additions thereto, and all products and proceeds thereof, including:

accounts; inventory (including without limitation, returned or repossessed goods); goods; as-extracted collateral; chattel paper; electronic chattel paper; instruments; investment property (including, without limitation, certificated and uncertificated securities, security entitlements, securities accounts, commodity contracts, and commodity accounts); letters of credit; letter-of-credit rights; documents; equipment; farm products; fixtures; general intangibles (including, without limitation, payment intangibles, choses or things in action, litigation rights and resulting judgments, goodwill, patents, trademarks and other intellectual property, tax refunds, miscellaneous rights to payment, investments and other interests in entities not included in the definition of investment property (including, without limitation, all equities and patronage rights in all cooperatives and all interests in partnerships and joint ventures), margin accounts, computer programs, software, invoices, books, records and other information relating to or arising out of the Debtor's business); and, to the extent not covered by the above, all other personal property of the Debtor of every type and description, including without limitation, supporting obligations, interests or claims in or under any policy of insurance, commercial tort claims, deposit accounts, money, and judgments (the "Collateral").

Where applicable, all terms used herein shall have the same meaning as presently and as hereafter defined in the Uniform Commercial Code (the "UCC").

SECTION 2.

THE OBLIGATIONS.  The security interest granted hereunder shall secure the payment of all indebtedness and the performance of all obligations of the Debtor to the Secured Party of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including without limitation all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties (the "Obligations").

SECTION 3.

REPRESENTATIONS, WARRANTIES AND COVENANTS.  The Debtor represents, warrants and covenants as follows:

Security Agreement

A.

Title to Collateral.  Except as permitted by any other written agreement between the parties, and except for any security interest in favor of the Secured Party, the Debtor has clear title to all Collateral free of all adverse claims, interests, liens, or encumbrances.  Without the prior written consent of the Secured Party, the Debtor shall not create or permit the existence of any adverse claims, interests, liens, or other encumbrances against any of the Collateral.  The Debtor shall provide prompt written notice to the Secured Party of any future adverse claims, interests, liens, or encumbrances against all Collateral, and shall defend diligently the Debtor's and the Secured Party's interests in all Collateral.

B.

Validity of Security Agreement; Corporate Authority.  This Security Agreement is the valid and binding obligation of the Debtor, enforceable in accordance with its terms.  The Debtor has the corporate power to execute, deliver and carry out the terms and provisions of this Security Agreement and all related documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Security Agreement and all related documents.

C.

Location of the Debtor.  The Debtor's place of business (or chief executive office if more than one place of business) is located at the address shown above.  The Debtor’s state of incorporation or formation is as shown above.

D.

Location of Collateral.  All equipment and inventory are now at the location or locations specified on Schedule A attached hereto and made a part hereof.  All farm products and fixtures are now at the location or locations specified on Schedule B attached hereto and made a part hereof.

E.

Name, Identity, and Corporate Structure.  The Debtor’s exact legal name is as set forth above.  Except as otherwise disclosed to the Secured Party in writing, the Debtor has not within the past ten years changed its name, identity or corporate structure through incorporation, merger, consolidation, joint venture or otherwise.

F.

Change in Name, State of Debtor’s Location, Location of Collateral, Etc.  Without giving at least thirty days' prior written notice to the Secured Party, the Debtor shall not change its name, identity or corporate structure, the location of its place of business (or chief executive office if more than one place of business), its state of incorporation or formation, or the location of the Collateral.

Security Agreement

G.

Further Assurances.  Upon the request of the Secured Party, the Debtor shall do all acts and things as the Secured Party may from time to time deem necessary or advisable to enable it to perfect, maintain, and continue the perfection and priority of the security interest of the Secured Party in the Collateral, or to facilitate the exercise by the Secured Party of any rights or remedies granted to the Secured Party hereunder or provided by law. Without limiting the foregoing, the Debtor agrees to execute, in form and substance satisfactory to the Secured Party, such financing statements, amendments thereto, supplemental agreements, assignments, notices of assignments, and other instruments and documents as the Secured Party may from time to time request.  In addition, in the event the Collateral or any part thereof consists of instruments, documents, chattel paper, or money (whether or not proceeds of the Collateral), the Debtor shall, upon the request of the Secured Party, deliver possession thereof to the Secured Party (or to an agent of the Secured Party retained for that purpose), together with any appropriate endorsements and/or assignments.  Where Collateral is in the possession of a third party, the Debtor will join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Secured Party.  The Debtor will cooperate with the Secured Party in obtaining control with respect to Collateral consisting of deposit accounts (that are not held by the Secured Party as depositary institution), investment property, letter-of-credit rights and electronic chattel paper.  The Secured Party shall use reasonable care in the custody and preservation of such Collateral in its possession, but shall not be required to take any steps necessary to preserve rights against prior parties.  All costs and expenses incurred by the Secured Party to establish, perfect, maintain, determine the priority of, or release the security interest granted hereunder (including the cost of all filings, recordings, and taxes thereon and the fees and expenses of any agent retained by Secured Party) shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

H.

Insurance.  The Debtor shall maintain such property and casualty insurance with such insurance companies, in such amounts, and covering such risks, as are at all times satisfactory to the Secured Party.  All such policies shall provide for loss payable clauses or endorsements in form and content acceptable to the Secured Party.  Upon the request of the Secured Party, all policies (or such other proof of compliance with this Section as may be satisfactory to the Secured Party) shall be delivered to the Secured Party.  The Debtor shall pay all insurance premiums when due.  In the event of loss, damage, or injury to any insured Collateral, the Secured Party shall have full power to collect any and all insurance proceeds due under any of such policies, and may, at its option, apply such proceeds to the payment of any of the Obligations secured hereby, or may apply such proceeds to the repair or replacement of such Collateral.

I.

Taxes, Levies, Etc.  The Debtor has paid and shall continue to pay when due all taxes, levies, assessments, or other charges which may become an enforceable lien against the Collateral.

J.

Disposition and Use of Collateral by the Debtor.  Without the prior written consent of the Secured Party and provided the Debtor is not in default hereunder, the Debtor shall not at any time sell, transfer, lease, abandon, or otherwise dispose of any Collateral except in the ordinary course of its business.  The Debtor shall not use any of the Collateral in any manner which violates any statute, regulation, ordinance, rule, decree, order, or insurance policy.

Security Agreement

K.

Receivables.  The Debtor shall preserve, enforce, and collect all accounts, chattel paper, electronic chattel paper, instruments, documents and general intangibles, whether now owned or hereafter acquired or arising (the "Receivables"), in a diligent fashion and, upon the request of the Secured Party, the Debtor shall execute an agreement in form and substance satisfactory to the Secured Party by which the Debtor shall direct all account debtors and obligors on instruments to make payment to a lock box deposit account under the exclusive control of the Secured Party.

L.

Condition of Collateral.  All tangible Collateral is now in good repair and condition and the Debtor shall at all times hereafter, at its own expense, maintain all such Collateral in good repair and condition.

M.

Condition of Books and Records.  The Debtor has maintained and shall maintain complete, accurate and up-to-date books, records, accounts, and other information relating to all Collateral in such form and in such detail as may be satisfactory to the Secured Party, and shall allow the Secured Party or its representatives at any reasonable time to examine and copy such books, records, accounts, and other information.

N.

Right of Inspection.  At all reasonable times upon the request of the Secured Party, the Debtor shall allow the Secured Party or its representatives to visit any of the Debtor's properties or locations so that the Secured Party or its representatives may confirm, inspect and appraise any of the Collateral.

SECTION 4.

DEFAULT.  The breach of any of the Obligations secured hereby, and/or the breach of any representation, warranty, covenant, or agreement contained in this Security Agreement, shall constitute default hereunder.

SECTION 5.

RIGHTS AND REMEDIES.  Upon the Debtor's default and at any time thereafter, the Secured Party may declare all Obligations to be immediately due and payable and may exercise any and all rights and remedies of the Secured Party in the enforcement of its security interest under the UCC, this Security Agreement, or any other applicable law.  Without limiting the foregoing:

A.

Disposition of Collateral.  The Secured Party may sell, lease, or otherwise dispose of all or any part of the Collateral, in its then present condition or following any commercially reasonable preparation or processing thereof, whether by public or private sale or at any brokers' board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such other terms as may be acceptable to the Secured Party, and the Secured Party may purchase at any public sale.  At any time when advance notice of sale is required, the Debtor agrees that ten days' prior written notice shall be reasonable.  In connection with the foregoing, the Secured Party may:

1.

 require the Debtor to assemble the Collateral and all records pertaining thereto and make such Collateral and records available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

2.

 enter the premises of the Debtor or premises under the Debtor's control and take possession of the Collateral;

Security Agreement

3.

without charge, use or occupy the premises of the Debtor or premises under the Debtor's control, including without limitation, warehouse and other storage facilities;

4.

without charge, use any patent, trademark, tradename, or other intellectual property or technical process used by the Debtor in connection with any of the Collateral; and

5.

rely conclusively upon the advice or instructions of any one or more brokers or other experts selected by the Secured Party to determine the method or manner of disposition of any of the Collateral and, in such event, any disposition of the Collateral by the Secured Party in accordance with such advice or instructions shall be deemed to be commercially reasonable.

B.

Collection of Receivables.  The Secured Party may, but shall not be obligated to, take all actions reasonable or necessary to preserve, enforce or collect the Receivables, including without limitation, the right to notify account debtors and obligors on Receivables to make direct payment to the Secured Party, to permit any extension, compromise, or settlement of any of the Receivables for less than face value, or to sue on any Receivable, all without prior notice to the Debtor.

C.

Proceeds.  The Secured Party may collect and apply all proceeds of the Collateral, and may endorse the name of the Debtor in favor of the Secured Party on any and all checks, drafts, money orders, notes, acceptances, or other instruments of the same or a different nature, constituting, evidencing, or relating to the Collateral. The Secured Party may receive and open all mail addressed to the Debtor and remove therefrom any cash or non-cash items of payment constituting proceeds of the Collateral.

D.

Insurance Adjustments.  The Secured Party may adjust, settle, and cancel any and all insurance covering any Collateral, endorse the name of the Debtor on any and all checks or drafts drawn by any insurer, whether representing payment for a loss or a return of unearned premium, and execute any and all proofs of claim and other documents or instruments of every kind required by any insurer in connection with any payment by such insurer.

The net proceeds of any disposition of the Collateral may be applied by the Secured Party, after deducting its reasonable expenses incurred in such disposition, to the payment in whole or in part of the Obligations in such order as the Secured Party may elect.  The enumeration of the foregoing rights and remedies is not intended to be exhaustive, and the exercise of any right and/or remedy shall not preclude the exercise of any other rights or remedies, all of which are cumulative and non-exclusive.

SECTION 6.

OTHER PROVISIONS.

A.

Amendment, Modification, and Waiver.  Without the prior written consent of the Secured Party, no amendment, modification, or waiver of, or consent to any departure by the Debtor from, any provision hereunder shall be effective.  Any such amendment, modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.  No delay or failure by the Secured Party to exercise any remedy hereunder shall be deemed a waiver thereof or of any other remedy hereunder.  A waiver on any one occasion shall not be construed as a bar to or waiver of any remedy on any subsequent occasion.

Security Agreement

B.

Costs and Attorneys’ Fees.  Except as prohibited by law, if at any time the Secured Party employs counsel in connection with the creation, perfection, preservation, or release of the Secured Party's security interest in the Collateral or the enforcement of any of the Secured Party's rights or remedies hereunder, all of the Secured Party's reasonable attorneys’ fees arising from such services and all expenses, costs, or charges relating thereto shall become part of the Obligations secured hereby and be paid by the Debtor on demand.

C.

No Obligation to Make Loans.  Nothing contained herein or in any financing statement or other document executed or filed in connection herewith shall be construed to obligate the Secured Party to make any loans or advances to the Debtor, whether pursuant to a commitment or otherwise.

D.

Revival of Obligations.  To the extent the Debtor or any third party makes a payment or payments to the Secured Party or the Secured Party enforces its security interest or exercises any right of setoff, and such payment or payments or the proceeds thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy, insolvency or other law or in equity, then, to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made, or such enforcement or setoff had not occurred.

E.

Performance by the Secured Party.  In the event the Debtor shall at any time fail to pay or perform punctually any of its duties hereunder, the Secured Party may, at its option and without notice to or demand upon the Debtor, without obligation and without waiving or diminishing any of its other rights or remedies hereunder, fully perform or discharge any of such duties.  All costs and expenses incurred by the Secured Party in connection therewith, together with interest thereon at the Secured Party's Agent Rate plus four percent per annum, shall become part of the Obligations secured hereby and be paid by the Debtor upon demand.

F.

Indemnification, Etc.  The Debtor hereby expressly indemnifies and holds the Secured Party harmless from any and all claims, causes of action, or other proceedings, and from any and all liability, loss, damage, and expense of every nature, arising by reason of the Secured Party's enforcement of its rights and remedies hereunder, or by reason of the Debtor's failure to comply with any environmental or other law or regulation.  As to any action taken by the Secured Party hereunder, the Secured Party shall not be liable for any error of judgment or mistake of fact or law, absent gross negligence or willful misconduct on its part.

G.

Power of Attorney.  The Debtor hereby appoints the Secured Party or the Secured Party's designee as its attorney-in-fact, which appointment is irrevocable, durable, and coupled with an interest, with full power of substitution, in the name of the Debtor or in the name of the Secured Party, to take any action which the Debtor is obligated to perform hereunder or which the Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement.  In taking any action in accordance with this Section, the Secured Party shall not be deemed to be the agent of the Debtor.  The powers conferred upon the Secured Party in this Section are solely to protect its interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

Security Agreement

H.

Continuing Effect.  This Security Agreement, the Secured Party's security interest in the Collateral, and all other documents or instruments contemplated hereby shall continue in full force and effect until all of the Obligations have been satisfied in full, the Secured Party has no commitment to make any further advances to the Debtor, and the Debtor has sent a valid written demand to the Secured Party for termination of this Security Agreement.

I.

Binding Effect.  This Security Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns.

J.

Security Agreement as Financing Statement and Authorization to File.  A photographic copy or other reproduction of this Security Agreement may be used as a financing statement.  In addition, the Debtor authorizes the Secured Party to prepare and file financing statements describing the Collateral, amendments thereto, and continuation statements and file any financing statement, amendment thereto or continuation statement electronically.  In addition, the Debtor authorizes the Secured Party to file financing statements describing any agricultural liens or other statutory liens held by the Secured Party.

K.

Governing Law.  Subject to any applicable federal law, this Security Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, except to the extent that the UCC provides for the application of the law of another state.

L.

Notices.  All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, addressed to the other party at the respective addresses given above, or to such other person or address as either party designates to the other in the manner herein prescribed.

M.

Severability.  The determination that any term or provision of this Security Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other term or provision hereof.

IN WITNESS WHEREOF, the Debtor has executed this Security Agreement by its duly authorized officer as of the day and year shown below.

Date:	March 15, 2007	DEBTOR:	SUPERIOR ETHANOL, L.L.C., an Iowa limited liability company

By:	/s/ Brian L. Larson

Title:	Manager

Security Agreement

SCHEDULE A

To Security Agreement Dated March 15, 2007

Executed By:	SUPERIOR ETHANOL, L.L.C.
(Name of Debtor)

Set forth below are the present locations (by county and state) of the Debtor's inventory and equipment.

1495 320th Avenue, Superior, Iowa 51363

Security Agreement

SCHEDULE B

To Security Agreement Dated March 15, 2007

Executed By:	SUPERIOR ETHANOL, L.L.C.
(Name of Debtor)

Set forth below are the present locations (by county and state) of the Debtor's fixtures and farm products.

1495 320th Avenue, Superior, Iowa 51363